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                                                                  Exhibit 10.1

                          FIDELITY SOUTHERN CORPORATION

                              EQUITY INCENTIVE PLAN

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FIDELITY SOUTHERN CORPORATION                              EQUITY INCENTIVE PLAN

                                TABLE OF CONTENTS

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Section                                                                     Page
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ARTICLE I DEFINITIONS....................................................     1

   1.01  Affiliate.......................................................     1
   1.02  Agreement.......................................................     1
   1.03  Award...........................................................     1
   1.04  Board...........................................................     1
   1.05  Cause...........................................................     1
   1.06  Change in Control...............................................     2
   1.07  Code............................................................     3
   1.08  Committee.......................................................     3
   1.09  Common Stock....................................................     3
   1.10  Company.........................................................     3
   1.11  Control Change Date.............................................     3
   1.12  Corresponding SAR...............................................     3
   1.13  Exchange Act....................................................     4
   1.14  Fair Market Value...............................................     4
   1.15  Fidelity Bank...................................................     4
   1.16  Incentive Award.................................................     4
   1.17  Incentive Stock Option..........................................     4
   1.18  Initial Value...................................................     4
   1.19  Named Executive Officer.........................................     4
   1.20  Nonqualified Stock Option.......................................     5
   1.21  Option..........................................................     5
   1.22  Participant.....................................................     5
   1.23  Plan............................................................     5
   1.24  Restricted Stock Award..........................................     5
   1.25  Restricted Stock Units..........................................     5
   1.26  SAR.............................................................     5
   1.27  Ten Percent Shareholder.........................................     6

ARTICLE II PURPOSES......................................................     7

ARTICLE III ADMINISTRATION...............................................     8

ARTICLE IV ELIGIBILITY...................................................    10

ARTICLE V COMMON STOCK SUBJECT TO PLAN...................................    11

   5.01  Common Stock Issued.............................................    11
   5.02  Aggregate Limit.................................................    11
   5.03  Individual Limit................................................    11
   5.04  Reallocation of Shares..........................................    11

ARTICLE VI OPTIONS.......................................................    13

   6.01  Grant...........................................................    13
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   6.02  Option Price....................................................    13
   6.03  Maximum Option Period...........................................    13
   6.04  Nontransferability..............................................    13
   6.05  Transferable Options............................................    13
   6.06  Exercise........................................................    14
   6.07  Payment.........................................................    14
   6.08  Employee Status.................................................    15
   6.09  Change in Control...............................................    15
   6.10  Stockholder Rights..............................................    16
   6.11  Disposition of Shares...........................................    16
   6.12  No Liability of Company.........................................    16

ARTICLE VII SARS.........................................................    17

   7.01  Grant...........................................................    17
   7.02  Maximum SAR Period..............................................    17
   7.03  Nontransferability..............................................    17
   7.04  Transferable SARs...............................................    17
   7.05  Exercise........................................................    18
   7.06  Settlement......................................................    18
   7.07  Employee Status.................................................    18
   7.08  Change in Control...............................................    18
   7.09  Stockholder Rights..............................................    19

ARTICLE VIII RESTRICTED STOCK AWARDS.....................................    20

   8.01  Award...........................................................    20
   8.02  Vesting.........................................................    20
   8.03  Maximum Restriction Period......................................    20
   8.04  Employee Status.................................................    20
   8.05  Change in Control...............................................    21
   8.06  Stockholder Rights..............................................    21

ARTICLE IX RESTRICTED STOCK UNITS........................................    23

   9.01  Grant...........................................................    23
   9.02  Earning the Award...............................................    23
   9.03  Maximum Restricted Stock Unit Award Period......................    23
   9.04  Payment.........................................................    23
   9.05  Nontransferability..............................................    23
   9.06  Transferable Restricted Stock Units.............................    24
   9.07  Employee Status.................................................    24
   9.08  Change in Control...............................................    24
   9.09  Stockholder Rights..............................................    25

ARTICLE X INCENTIVE AWARDS...............................................    26

   10.01 Grant...........................................................    26
   10.02 Earning the Award...............................................    26
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
   10.03 Maximum Incentive Award Period..................................    26
   10.04 Payment.........................................................    26
   10.05 Nontransferability..............................................    26
   10.06 Transferable Incentive Awards...................................    27
   10.07 Employee Status.................................................    27
   10.08 Change in Control...............................................    27
   10.09 Stockholder Rights..............................................    28

ARTICLE XI QUALIFIED PERFORMANCE-BASED COMPENSATION......................    29

   11.01 Performance Conditions..........................................    29
   11.02 Establishing the Amount of the Award............................    29
   11.03 Earning the Award...............................................    29

ARTICLE XII ADJUSTMENT UPON CHANGE IN COMMON STOCK.......................    31

ARTICLE XIII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES.......    32

   13.01 Compliance......................................................    32
   13.02 Postponement of Exercise or Payment.............................    32
   13.03 Forfeiture of Payment...........................................    33

ARTICLE XIV LIMITATION ON BENEFITS.......................................    34

ARTICLE XV GENERAL PROVISIONS............................................    35

   15.01 Effect on Employment and Service................................    35
   15.02 Unfunded Plan...................................................    35
   15.03 Rules of Construction...........................................    35
   15.04 Tax Withholding and Reporting...................................    35
   15.05 Reservation of Shares...........................................    36
   15.06 Governing Law...................................................    36
   15.07 Other Actions...................................................    36
   15.08 Repurchase of Common Stock......................................    36
   15.09 Other Conditions................................................    36
   15.10 Forfeiture Provisions...........................................    37

ARTICLE XVI AMENDMENT....................................................    38

ARTICLE XVII DURATION OF PLAN............................................    39

ARTICLE XVIII EFFECTIVE DATE OF PLAN.....................................    40
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                                    ARTICLE I
                                   DEFINITIONS

1.01 AFFILIATE

     Affiliate, as it relates to any limitations or requirements with respect to Incentive Stock Options, means any "subsidiary" or "parent" corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making this determination, Fifty Percent (50%) shall be substituted for Eighty Percent (80%) under such Code Sections and the related regulations.

1.02 AGREEMENT

     Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.03 AWARD

     Award means an Incentive Award, Option, Restricted Stock Award, Restricted Stock Unit or SAR granted under this Plan.

1.04 BOARD

     Board means the Board of Directors of the Company.

1.05 CAUSE

     Cause has the same definition as under any employment or service agreement between the Company or any Affiliate and the Participant or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, Cause shall exist with respect to a Participant if such Participant has (i) committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any Affiliate or a felony involving the business, assets, customers or clients of the Company or any Affiliate or has been convicted by a court of competent jurisdiction or has pled guilty or nolo contendere to any other felony; (ii) committed a material breach of any written confidentiality, non-compete, non-solicitation or business opportunity covenant contained in any agreement entered into by such Participant with the Company or any Affiliate;
(iii) substantially failed to perform such Participant's duties to the Company or any Affiliate (other than any such failure resulting from the Participant's disability), including by committing a material breach of any written covenant contained in any agreement entered into by such Participant and the Company or any Affiliate (other than a confidentiality, non-compete, non-solicitation or business opportunity covenant) after written notice and an opportunity to cure (not to exceed 30 days) (it


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being understood that conduct pursuant to a Participant's exercise of good faith business judgment should not constitute "Cause" for purposes of this clause
(iii)) or (iv) engaged in intentional misconduct or gross negligence materially injurious to the Company or any Affiliate. For purposes of the Plan, other than where the definition of Cause is determined under any employment or service agreement between the Company or any Affiliate and the Participant, in which case such employment or service agreement shall control, in no event shall any termination of employment or service be deemed for Cause unless the Company's Chief Executive Officer concludes that the situation warrants a determination that the Participant's employment or service terminated for Cause; in the case of the Chief Executive Officer, any determination that the Chief Executive Officer's employment terminated for Cause shall be made by the Board acting without the Chief Executive Officer.

1.06 CHANGE IN CONTROL

     "Change in Control" means any of the following described in clauses (a) through (e) below:

     (a) Any "person" (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Exchange Act), other than an Affiliate or an employee benefit plan maintained by the Company or an Affiliate, acquires "beneficial ownership" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of equity securities of the Company representing more than fifty percent (50%) of the combined voting power represented by the outstanding voting securities of the Company, whether through sale, merger, reorganization or other transaction.

     (b) Individuals who constitute the membership of the Board or the Board of Directors of Fidelity Bank on the effective date of this Plan (each being hereinafter referred to as the "Incumbent Board') cease at any time thereafter, to constitute at least a majority of the Board or the Board of Directors of Fidelity Bank, provided that any director whose nomination was approved by a majority of the Incumbent Board will be considered a member of the Incumbent Board, excluding any such individual not otherwise a member of the Incumbent Board whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company or Fidelity Bank.

     (c) A complete liquidation or dissolution of the Company or Fidelity Bank, as approved by the stockholders of the Company or Fidelity Bank, as applicable, other than a liquidation or dissolution of the Company or Fidelity Bank that would result in voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of any surviving entity) more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or, directly or indirectly through the purchasing entity, Fidelity Bank, as applicable, or such surviving entity.

     (d) The acquisition by any person, other than the Company or an Affiliate or an employee benefit plan maintained by the Company, Fidelity Bank or an Affiliate, of beneficial


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ownership, directly or indirectly, of equity securities of Fidelity Bank representing more than fifty percent (50%) of the combined voting power represented by Fidelity Bank's then outstanding voting securities, whether through sale, merger, reorganization or other transaction.

     (e) A sale of all or substantially all the assets of the Company or Fidelity Bank, as approved by the stockholders of the Company or Fidelity Bank, as applicable, other than such a sale that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the purchasing entity) more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or, directly or indirectly through the purchasing entity, Fidelity Bank, as applicable, or such purchasing entity.

1.07 CODE

     Code means the Internal Revenue Code of 1986 and any amendments thereto.

1.08 COMMITTEE

     Committee means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Code Section 162(m).

1.09 COMMON STOCK

     Common Stock means the common stock, no par value, of the Company.

1.10 COMPANY

     Company means Fidelity Southern Corporation, a Georgia corporation, and any successor thereto.

1.11 CONTROL CHANGE DATE

     Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the "Control Change Date" is the date of the last of such transactions.

1.12 CORRESPONDING SAR

     Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.


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1.13 EXCHANGE ACT

     Exchange Act means the Securities Exchange Act of 1934, as amended.

1.14 FAIR MARKET VALUE

     Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee in its discretion shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant.

1.15 FIDELITY BANK

     Fidelity Bank means Fidelity Bank, a wholly-owned subsidiary of the Company, and any successor thereto.

1.16 INCENTIVE AWARD

     Incentive Award means an award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.

1.17 INCENTIVE STOCK OPTION

     Incentive Stock Option means an incentive stock option within the meaning of Code Section 422.

1.18 INITIAL VALUE

     Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

1.19 NAMED EXECUTIVE OFFICER

     Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the four


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highest compensated officers of the Company (other than the Chief Executive
Officer) or is otherwise one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m).

1.20 NONQUALIFIED STOCK OPTION

     Nonqualified Stock Option means an Option that is not an incentive stock option within the meaning of Code Section 422.

1.21 OPTION

     Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.22 PARTICIPANT

     Participant means an employee of the Company or an Affiliate or a member of the Board or the Board of Directors of an Affiliate (whether or not an employee), who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.23 PLAN

     Plan means this Fidelity Southern Corporation Equity Incentive Plan, in its current form and as hereafter amended.

1.24 RESTRICTED STOCK AWARD

     Restricted Stock Award means shares of Common Stock granted to a Participant under Article VIII.

1.25 RESTRICTED STOCK UNITS

     Restricted Stock Units means an award, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive shares of Common Stock.

1.26 SAR

     SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.


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1.27 TEN PERCENT SHAREHOLDER

     Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate.


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                                   ARTICLE II
                                    PURPOSES

     The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock Awards, Restricted Stock Units and Incentive Awards in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.


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                                   ARTICLE III
                                 ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR, the transferability or forfeitability of a Restricted Stock Award, or the grant or settlement of Restricted Stock Units or an Incentive Award. Notwithstanding any such conditions, the Committee may, in its discretion and whether or not in connection with a Change in Control, accelerate the time at which any Option or SAR may be exercised, or the time at which a Restricted Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Restricted Stock Units may be earned and settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award.

     To the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not Named Executive Officers. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan and the Committee's prior delegation. If and to the extent deemed necessary by the Board, (i) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and (ii) all Awards granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are "outside directors" within the meaning of Code Section 162(m).

     The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided he or she shall give the Company an


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opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such person if
(i) applicable law or the Company's Articles of Incorporation or Bylaws prohibit such indemnification or (ii) such person did not act in good faith and in a manner that such person believed to be consistent with the Plan or such person's conduct constituted gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.


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                                   ARTICLE IV
                                   ELIGIBILITY

     Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan) and any member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan) (whether or not such person is an employee) is eligible to participate in this Plan, except that only an employee of the Company or an Affiliate is eligible to receive an Incentive Stock Option.


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                                    ARTICLE V
                          COMMON STOCK SUBJECT TO PLAN

5.01 COMMON STOCK ISSUED

     Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant shares of Common Stock or treasury shares from its authorized but unissued Common Stock.

5.02 AGGREGATE LIMIT

     The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 750,000 shares. One Hundred Percent (100%) of such shares may be issued pursuant to Options. However, only 250,000 of such shares may be issued in the aggregate pursuant to Awards other than Options. For purposes of the foregoing limit, an Option and its Corresponding SAR shall be treated as a single Award and count against the limit on Awards other than Options. In addition, the maximum number of shares of Common Stock that may be issued under this Plan, and the foregoing limits on the number of shares that may be issued pursuant to Awards, shall be subject to adjustment as provided in
Article XII.

5.03 INDIVIDUAL LIMIT

     In any calendar year, no Participant may be granted Options, SARs, Restricted Stock Awards, Restricted Stock Units or any combination thereof that relate to more than 125,000 shares of Common Stock. For purposes of the foregoing limit, an Option and its Corresponding SAR shall be treated as a single Award. In any calendar year, no Participant may be granted an Incentive Award (i) with reference to a specified dollar limit for more than $250,000 and
(ii) with reference to a specified number of shares of Common Stock for more than 125,000 shares of Common Stock. If an Award that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year, as required under Code Section 162(m). The per individual limits on the maximum number of shares of Common Stock that may be issued pursuant to Awards shall be subject to adjustment as provided in
Article XII.

5.04 REALLOCATION OF SHARES

     If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Awards to be granted under this Plan. If a SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Awards to be granted under this Plan. If an award of Restricted Stock Units is terminated, in whole or in part, for any reason other than its settlement, the number of shares allocated to the Restricted Stock Units or portion thereof may be reallocated to


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

other Awards to be granted under this Plan. If a Restricted Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Restricted Stock Award or portion thereof may be reallocated to other Awards to be granted under this Plan. If an Incentive Award is terminated, in whole or in part, for any reason without payment of Common Stock, the number of shares allocated to such Incentive Award or a portion thereof may be reallocated to other Awards to be granted under this Plan.


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                                   ARTICLE VI
                                     OPTIONS

6.01 GRANT

     In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an Incentive Stock Option to an individual who is an employee of the Company or an Affiliate.

6.02 OPTION PRICE

     The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, if at the time of grant of an Option that is intended to be an Incentive Stock Option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

6.03 MAXIMUM OPTION PERIOD

     The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted (five years from the date such Option was granted in the event of an Incentive Stock Option granted to a Ten Percent Shareholder).

6.04 NONTRANSFERABILITY

     Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05 TRANSFERABLE OPTIONS

     Section 6.04 to the contrary notwithstanding, if the Agreement so provides, a Nonqualified Stock Option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise of Options granted under the Plan. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. The holder of a Nonqualified Stock Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06 EXERCISE

     Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that Incentive Stock Options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding $100,000. If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as Nonqualified Stock Options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.07 PAYMENT

     Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made (i) in cash or certified or bank cashier's check, (ii) if approved by the Committee, by tendering shares of Common Stock (which, if acquired from the Company and necessary to avoid variable financial accounting, have been held by the Participant for at least six months), (iii) by any other legal method acceptable to the Committee or (iv) by any combination of the foregoing methods. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.08 EMPLOYEE STATUS

     For purposes of determining the applicability of Code Section 422 (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.09 CHANGE IN CONTROL

     Notwithstanding any provision of any Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion may (i) declare that some or all outstanding Options previously granted under the Plan, whether or not then exercisable, shall terminate as of a date before or on the Control Change Date without any payment to the holder of the Option, provided the Committee gives prior written notice to the Participants of such termination and gives such Participants the right to exercise their outstanding Options for at least seven (7) days before such date to the extent then exercisable (or to the extent such Options would have been exercisable as of the Control Change
Date), (ii) terminate before or on the Control Change Date some or all outstanding Options previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder of the Option, with respect to each share of Common Stock for which the Option is then exercisable (or for which the Option would have been exercisable as of the Control Change
Date), of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to such portion of the Option over the Option price (provided that outstanding Options that are not then exercisable and that would not become exercisable on the Control Change Date, and Options with respect to which the Fair Market Value of the Common Stock subject to the Options does not exceed the Option price, shall be cancelled without any payment therefor) or
(iii) take such other action as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the Option (which value for purposes of Options that are not then exercisable and that would not become exercisable as of the Control Change Date, and Options with respect to which the Fair Market Value of the Common Stock subject to the Options does not exceed the Option price, shall be deemed to be zero). The payment described in (ii) above may be made in any manner the Committee determines, including in cash, stock or other property. The Committee may take the actions described in (i) or (ii) above with respect to Options that are not then exercisable whether or not the Participant will receive any payment therefor. The Committee in its discretion may take any of the actions described in this Section 6.09 contingent on consummation of the Change in Control and with respect to some or all outstanding Options, whether or not then exercisable, or on an Option-by-Option basis, which actions need not be uniform with respect to all outstanding Options. However, the Options shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant's outstanding Options shall be fully exercisable on and after a Control Change Date or immediately before the date the Options will be terminated in connection with the Change in Control, as described above.

6.10 STOCKHOLDER RIGHTS

     No Participant shall have any rights as a stockholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11 DISPOSITION OF SHARES

     A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

6.12 NO LIABILITY OF COMPANY

     The Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an Incentive Stock Option and granted hereunder does not qualify as an Incentive Stock Option.

                                   ARTICLE VII
                                      SARS

7.01 GRANT

     In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single Award. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to Incentive Stock Options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02 MAXIMUM SAR PERIOD

     The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date such SAR was granted (five years for a Corresponding SAR that is related to an Incentive Stock Option and that is granted to a Ten Percent Shareholder).

7.03 NONTRANSFERABILITY

     Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer (by the Participant or his transferee), a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04 TRANSFERABLE SARS

     Section 7.03 to the contrary notwithstanding, if the Agreement so provides, a SAR, other than a Corresponding SAR that is related to an Incentive Stock Option, may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares received pursuant to Awards granted under the Plan. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. The holder of a SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05 EXERCISE

     Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06 SETTLEMENT

     The amount payable as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

7.07 EMPLOYEE STATUS

     If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08 CHANGE IN CONTROL

     Notwithstanding any provision of any Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion may (i) declare that some or all outstanding SARs previously granted under the Plan, whether or not then exercisable, shall terminate as of a date before or on the Control Change Date without any payment to the holder of the SAR, provided the Committee gives prior written notice to the Participants of such termination and gives such Participants the right to exercise their outstanding SARs at least seven (7) days before such termination date to the extent then exercisable (or to the extent such SARs would have been exercisable as of the Control Change
Date), (ii) terminate before or on the Control Change Date some or all outstanding SARs previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder of the SARs, with respect to each share of Common Stock for which the SARs are then exercisable (or for which the SARs would have been exercisable as of the Control Change Date), of the excess, if any, of the Fair Market Value of such Common Stock on such date over the Initial Value of the SARs (provided that outstanding SARs that are not then exercisable and that would not become exercisable on the Control Change Date, and SARs with respect to which the Fair Market Value of the Common Stock does not exceed the Initial Value, shall be cancelled without any payment therefor) or (iii) take such other action as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the SARs (which value for purposes of SARs that are not then exercisable and that would not become exercisable as of the Control Change Date, and SARs with respect to which the Fair Market Value of the Common Stock does not exceed the Initial Value, shall be deemed to be zero). The payment described in (ii) above may be made in any manner the Committee determines, including in cash, stock or other property. The Committee may take the actions described in (i) or (ii) above with respect to SARs that are not then exercisable whether or not the Participant will receive any payment therefor. The Committee in its discretion may take any of the actions described in this Section 7.08 contingent on consummation of the Change in Control and with respect to some or all outstanding SARs, whether or not then exercisable, or on a SAR-by-SAR basis, which actions need not be uniform with respect to all outstanding SARs. Notwithstanding the foregoing, no payment shall be made with respect to a Corresponding SAR to the extent the Committee made a payment with respect to the Option that relates to the Corresponding SAR. No SARs shall be terminated to the extent that written provision is made for their assumption, continuance or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant's outstanding SARs shall be fully exercisable on and after a Control Change Date or immediately before the date the SARs will be terminated in connection with the Change in Control, as described above.

7.09 STOCKHOLDER RIGHTS

     No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

                                  ARTICLE VIII
                             RESTRICTED STOCK AWARDS

8.01 AWARD

     In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Restricted Stock Award is to be granted, will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant. The purchase price to be paid for each share of Common Stock covered by the grant shall be paid, as the Committee designates in an Agreement: (i) in cash or certified or bank cashier's check at the time of purchase, (ii) by any other legal method acceptable to the Committee or (iii) by any combination of the foregoing methods.

8.02 VESTING

     The Committee, on the date of grant may, but need not, prescribe that a Participant's rights in the Restricted Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. By way of example and not of limitation, the Committee may prescribe that a Participant's rights in a Restricted Stock Award shall be forfeitable and nontransferable subject to (a) the attainment of objectively determinable performance conditions based on the criteria described in Article XI, (b) the Participant's completion of a specified period of employment or service with the Company or an Affiliate; (c) the Participant's death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. Notwithstanding the preceding sentence, if and to the extent deemed necessary by the Committee, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XI and shall be subject to the other requirements set forth in Article XI so as to enable such Restricted Stock Award to qualify as "qualified performance-based compensation" under the regulations promulgated under Code Section 162(m). A Restricted Stock Award can only become nonforfeitable and transferable during the Participant's lifetime in the hands of the Participant.

8.03 MAXIMUM RESTRICTION PERIOD

     To the extent the Participant's rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten years.

8.04 EMPLOYEE STATUS

     In the event that the terms of any Restricted Stock Award provide that shares shall become nonforfeitable and transferable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05 CHANGE IN CONTROL

     Notwithstanding any provision of any Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion may (i) terminate before or on the Control Change Date outstanding Restricted Stock Awards previously granted under the Plan that are not then nonforfeitable and transferable (and that will not have become nonforfeitable and transferable as of the Control Change Date) without any payment to the holder of the Restricted Stock Awards other than return of the purchase price, if any, paid for the Restricted Stock Award, (ii) terminate before or on the Control Change Date outstanding Restricted Stock Awards previously granted under the Plan that are not then nonforfeitable and transferable (but that would have become nonforfeitable and transferable as of the Control Change Date) in exchange for a payment equal to the difference between the then Fair Market Value of the shares of Common Stock subject to the Restricted Stock Award less the unpaid purchase price, if any, for such shares or (iii) take such other action as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the Restricted Stock Award (which value for purposes of a Restricted Stock Award that is forfeitable and nontransferable and that would not have become nonforfeitable and transferable as of the Control Change Date shall be deemed to be zero). The payment described in (ii) above may be made in any manner the Committee determines, including in cash, stock or other property. The Committee in its discretion may take any of the actions described in this
Section 8.05 contingent on the consummation of the Change in Control and with respect to some or all outstanding Restricted Stock Awards or on a Restricted Stock Award-by-Restricted Stock Award basis, which actions need not be uniform with respect to all outstanding Restricted Stock Awards. The preceding sentences to the contrary notwithstanding, the Restricted Stock Awards shall not be terminated to the extent that written provision is made for their assumption, continuance or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant's outstanding Restricted Stock Awards shall be nonforfeitable and transferable on and after a Control Change Date or immediately before the date the Restricted Stock Awards would otherwise be terminated in connection with the Change in Control, as described above.

8.06 STOCKHOLDER RIGHTS

     Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a stockholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Restricted Stock Award,
(ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award. Notwithstanding the preceding sentence, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Awards granted to a Named Executive Officer shall accumulate (without interest) and become payable to the Named Executive Officer at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.

                                   ARTICLE IX
                             RESTRICTED STOCK UNITS

9.01 GRANT

     In accordance with the provisions of Article IV, the Committee will designate each individual to whom a grant of Restricted Stock Units is to be made and will specify the number of shares covered by such grant.

9.02 EARNING THE AWARD

     The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that the Restricted Stock Units will be earned and become payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XI as described below; (b) the Participant's completion of a specified period of employment or service with the Company or an Affiliate; (c) the Participant's death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Restricted Stock Units granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XI and shall be subject to the other requirements set forth in Article XI so as to enable such Restricted Stock Units to qualify as "qualified performance-based compensation" under the regulations promulgated under Code Section 162(m).

9.03 MAXIMUM RESTRICTED STOCK UNIT AWARD PERIOD

     The Committee, on the date of grant, shall determine the maximum period over which Restricted Stock Units may be earned, except that such period shall not exceed ten years.

9.04 PAYMENT

     The amount payable when an award of Restricted Stock Units is earned shall be settled by the issuance of one share of Common Stock for each Restricted Stock Unit that is earned. A fractional share of Common Stock shall not be deliverable when an award of Restricted Stock Units is earned, but a cash payment will be made in lieu thereof.

9.05 NONTRANSFERABILITY

     Except as provided in Section 9.06, Restricted Stock Units granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Restricted Stock Units shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06 TRANSFERABLE RESTRICTED STOCK UNITS

     Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Restricted Stock Units may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares received pursuant to Awards granted under the Plan. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. The holder of Restricted Stock Units transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Restricted Stock Units during the period that they were held by the Participant; provided, however that such transferee may not transfer Restricted Stock Units except by will or the laws of descent and distribution.

9.07 EMPLOYEE STATUS

     In the event that the terms of any Restricted Stock Unit award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.08 CHANGE IN CONTROL

     Notwithstanding any provision of any Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion may (i) terminate before or on the Control Change Date some or all outstanding Restricted Stock Units previously granted under the Plan that are not then earned and payable (and that will not become earned and payable as of the Control Change Date) without any payment to the holder of the Restricted Stock Units, (ii) terminate before or on the Control Change Date some or all outstanding Restricted Stock Units previously granted under the Plan that are not then earned and payable (but that will become earned and payable as of the Control Change Date) in exchange for a payment equal to the then Fair Market Value of the Common Stock covered by the Restricted Stock Units or (iii) take such other action as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the Restricted Stock Units (which value for purposes of Restricted Stock Units that are not then earned and payable and that will not become earned and payable as of the Control Change Date shall be deemed to be zero). The payment described in (ii) above may be made in any manner the Committee determines, including in cash, stock or other property. The Committee in its discretion may take the actions described in this Section 9.08 contingent on consummation of the Change in Control and with respect to some or all outstanding Restricted Stock Units or on a Restricted Stock Unit-by-Restricted Stock Unit basis, which actions need not be uniform with respect to all outstanding Restricted Stock Units. The Restricted Stock Units shall not be terminated to the extent that written provision is made for their assumption, continuance or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant's outstanding Restricted Stock Units shall be deemed earned (and any shares of Common Stock to be paid in settlement of such Restricted Stock Units shall be nonforfeitable and transferable) as of a Control Change Date or immediately before the date the Restricted Stock Units would otherwise be terminated in connection with the Change in Control, as described above.

9.09 STOCKHOLDER RIGHTS

     No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock.

                                    ARTICLE X
                                INCENTIVE AWARDS

10.01 GRANT

     The Committee shall designate Participants to whom Incentive Awards are to be granted. All Incentive Awards shall be finally determined exclusively by the Committee under the procedures established by the Committee.

10.02 EARNING THE AWARD

     The Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant. By way of example and not of limitation, the Committee may prescribe that the Incentive Award shall be earned and payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XI; (b) the Participant's completion of a specified period of employment or service with the Company or an Affiliate; (c) the Participant's death, disability or retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed necessary by the Committee, Incentive Awards granted to Named Executive Officers shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XI and shall be subject to the other requirements set forth in Article XI so as to enable the Incentive Awards to qualify as "qualified performance-based compensation" under the regulations promulgated under Code Section 162(m).

10.03 MAXIMUM INCENTIVE AWARD PERIOD

     The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten years.

10.04 PAYMENT

     The amount payable when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.

10.05 NONTRANSFERABILITY

     Except as provided in Section 10.06, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.06 TRANSFERABLE INCENTIVE AWARDS

     Section 10.05 to the contrary notwithstanding, if an Agreement so provides, an Incentive Award may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares received pursuant to Awards granted under the Plan. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.07 EMPLOYEE STATUS

     If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continuous service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.08 CHANGE IN CONTROL

     Notwithstanding any provision of any Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion may (i) terminate before or on the Control Change Date some or all outstanding Incentive Awards previously granted under the Plan that are not then earned and payable (and that will not become earned and payable as of the Control Change Date) without any payment to the holder of the Incentive Award or (ii) take such other action as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the Incentive Awards (which value for purposes of Incentive Awards that are not then earned and payable and that will not become earned and payable as of the Control Change Date shall be deemed to be zero). The Committee in its discretion may take the actions described in this Section 10.08 contingent on consummation of the Change in Control and with respect to some or all outstanding Incentive Awards or on an Incentive Award-by-Incentive Award basis, which actions need not be uniform with respect to all outstanding Incentive Awards. The Incentive Awards shall not be terminated to the extent that written provision is made for their assumption, continuance or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant's outstanding Incentive Awards shall be deemed earned (and any shares of Common Stock to be paid in settlement of such Incentive Awards shall be nonforfeitable and transferable) as of a Control Change Date or immediately before the date the Incentive Awards would otherwise be terminated in connection with the Change in Control, as described above.


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

10.09 STOCKHOLDER RIGHTS

     No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

                                   ARTICLE XI
                    QUALIFIED PERFORMANCE-BASED COMPENSATION

11.01 PERFORMANCE CONDITIONS

     In accordance with Sections 8.02, 9.02 and 10.02, the Committee may prescribe that Restricted Stock Awards will become nonforfeitable and transferable, and that Restricted Stock Units and Incentive Awards will become earned and payable, based on objectively determinable performance conditions. Objectively determinable performance conditions are performance conditions (i) that are established in writing (a) at the time of grant or (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. The performance conditions may be stated with respect to the Company's, an Affiliate's or a business unit's (a) total stockholder return; (b) total stockholder return as compared to total return (on a comparable basis) of a publicly available index; (c) net income; (d) pretax earnings; (e) funds from operations; (f) earnings before interest expense, taxes, depreciation and amortization; (g) operating margin; (h) earnings per share; (i) return on equity, capital, assets or investment; (j) operating earnings; (k) working capital; (l) ratio of debt to stockholders equity and (m) revenue. The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become nonforfeitable and transferable or earned and payable contingent on the Participant's continued employment or service, and/or employment or service at the time the Award becomes nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above.

11.02 ESTABLISHING THE AMOUNT OF THE AWARD

     The amount of the Award that will become nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 11.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances. In no event shall the Committee have the discretion to increase the amount of the Award that will become nonforfeitable and transferable or earned and payable.

11.03 EARNING THE AWARD

     If the Committee, on the date of grant, prescribes that an Award shall become nonforfeitable and transferable or earned and payable only upon the attainment of any of the above performance conditions, the Award shall become nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies in writing that such conditions have been achieved. An Award will not satisfy the requirements of this Article XI to constitute "qualified performance-based compensation" if the facts and circumstances indicate the Award will become nonforfeitable and transferable or earned and payable regardless of whether the performance conditions are attained. However, an Award does not fail to meet the requirements of this Article XI merely because the Award would become nonforfeitable and transferable or earned and payable upon the Participant's death or disability or upon a Change in Control, although an Award that actually becomes nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the performance conditions would not constitute "qualified performance-based compensation" under Code
Section 162(m). In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or a business unit that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award.

                                   ARTICLE XII
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares that may be issued pursuant to Awards, the terms of outstanding Awards, and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Board shall determine to be equitably required in the event (i) there occurs a reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, stock dividend, combination of shares, merger, consolidation, or distribution to stockholders other than a cash dividend; (ii) the Company engages in a transaction Code Section 424 describes or (iii) there occurs any other transaction or event which, in the judgment of the Board necessitates such action. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant's rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XII by the Board shall be final and conclusive.

     The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards, or the terms of outstanding Awards.

     The Committee may grant Awards in substitution for stock options, stock appreciation rights, restricted stock, restricted stock units, incentive awards, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.


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

                                  ARTICLE XIII
              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

13.01 COMPLIANCE.

     No Option or SAR shall be exercisable, no Restricted Stock Award or Restricted Stock Unit shall be granted, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be exercisable, no Restricted Stock Award or Restricted Stock Unit shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan, until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

13.02 POSTPONEMENT OF EXERCISE OR PAYMENT.

     The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

     Additionally, the Committee shall postpone any grant, exercise, vesting or payment of an Award if the Company reasonably believes the Company's or an applicable Affiliate's deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m); provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m) or the calendar year in which the Participant separates from service.

13.03 FORFEITURE OF PAYMENT.

     A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement.

                                   ARTICLE XIV
                             LIMITATION ON BENEFITS

     Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a "Reduced Amount." If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant hereunder must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XIV are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code
Section 4999 at the time of the initial determination by the Committee under this Article XIV, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid ("Overpayment") or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid ("Underpayment"), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan which the Participant must repay to the Company together with interest at the applicable Federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid to the Participant. For purposes of this Section, (i) "Net After Tax Receipt" means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant's taxable income for the applicable taxable year;
(ii) "Present Value" means the value determined in accordance with Code Section 280G(d)(4) and (iii) "Reduced Amount" means the largest aggregate amount of all payments and benefits under this Plan which (a) is less than the sum of all payments and benefits under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

                                   ARTICLE XV
                               GENERAL PROVISIONS

15.01 EFFECT ON EMPLOYMENT AND SERVICE

     Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

15.02 UNFUNDED PLAN

     This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

15.03 RULES OF CONSTRUCTION

     Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

15.04 TAX WITHHOLDING AND REPORTING.

     Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent acceptable to the Committee any income and employment (including without limitation Social Security and Medicare) tax withholding obligations attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted thereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay such amounts (i) in cash, (ii) by cash or by a certified or bank cashier's check, (iii) by tendering shares of Common Stock (which, if acquired from the Company and necessary to avoid variable financial accounting, have been held by the Participant for at least six months) and which do not exceed the Company's minimum statutory withholding obligation or (iv) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires.

15.05 RESERVATION OF SHARES.

     The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company's counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

15.06 GOVERNING LAW.

     This Plan and all Awards granted hereunder shall be governed by the laws of the State of Georgia, except to the extent Federal law applies.

15.07 OTHER ACTIONS.

     Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options, stock appreciation rights, restricted stock awards, incentive awards or restricted stock units for proper corporate purposes otherwise than under the Plan to any employee or to any other person, firm, corporation, association or other entity, or to grant options, stock appreciation rights, restricted stock awards, incentive awards or restricted stock units to, or assume such awards of any person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

15.08 REPURCHASE OF COMMON STOCK

     The Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement.

15.09 OTHER CONDITIONS.

     The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders' agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee's request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.

15.10 FORFEITURE PROVISIONS.

     Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

                                   ARTICLE XVI
                                    AMENDMENT

     The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant's consent. In addition, an amendment will be contingent on approval of the Company's stockholders, to the extent required by law or by the rules of any stock exchange on which the Company's securities are traded or if the amendment would
(i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Options, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan or, (iv) change the performance conditions set forth in Article XI. Additionally, to the extent the Board deems necessary to continue to comply with the performance-based exception to the deduction limits of Code Section 162(m), the Board will submit the material terms of the performance conditions set forth in Article XI to the Company's stockholders for approval no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the performance objectives.

     The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant's consent. Notwithstanding the preceding sentence, however, the Committee may amend any outstanding Award without Participant consent if, as determined by the Committee in its sole discretion, such amendment is required to either (i) comply with Code Section 409A or (ii) prevent the Participant from being subject to any excise tax or penalty under Code Section 409A.

                                  ARTICLE XVII
                                DURATION OF PLAN

     No Award may be granted under this Plan after January 19, 2016 (10 years following the effective date of the Plan). Awards granted before that date shall remain valid in accordance with their terms.

                                  ARTICLE XVIII
                             EFFECTIVE DATE OF PLAN

     The Plan is effective on January 19, 2006, the date of adoption by the Board, contingent, however, on approval of the Plan by the Company's stockholders within 12 months of such date. Awards may be granted under this Plan as of the effective date, provided that no Award shall be effective, exercisable, vested, earned or payable unless the Company's stockholders approve the Plan within 12 months of the Board's adoption of the Plan.